UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 10, 2010

PACIFIC BLUE ENERGY CORP.

(Exact name of registrant as specified in its charter)

Nevada	333-1145876	20-8766002
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

1016 W. University Ave. Suite 218 Flagstaff, AZ 86001
(Address of principal executive offices)

602-910-2114
(Registrant’s Telephone Number)

Copy of all Communications to:

Carrillo Huettel, LLP

3033 Fifth Avenue, Suite 201

San Diego, CA 92103

phone: 619.399.3090

fax: 619.399.0120

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

         .

Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

         .

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         .

Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         .

Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.

Entry into a Material Definitive Agreement.

On May 10, 2010, Pacific Blue Energy Corp. (the “Company”) entered into a Joint Venture Agreement (the "Agreement") with Patriot Solar, Inc., an Arizona based corporation ("Patriot"). Pursuant to the terms and conditions of the Agreement, Patriot shall identify potential private commercial solar projects in Arizona, Nevada, Utah and Texas and the Company shall have the first right of refusal for a period of two years to provide financing for such projects. Upon acceptance of any such project by the Company, Patriot will have responsibility for all engineering calculations, engineering design, procurement, construction, permitting, REC filings, interconnection agreements and on-going operations and maintenance and the Company shall be responsible for all cost associated with the  development of any such project. The term of the Agreement is for an initial two year period with an option to extend for an addition one year period.

The above description of the Agreement is intended as a summary only and which is qualified in its entirety by the terms and conditions set forth therein, a copy of such Agreement is filed as an exhibit to this Current Report on Form 8-K (the "Current Report").

Item 7.01.

Regulation FD Disclosure.

On May 10, 2010, the Registrant issued a press release announcing that it has entered into the joint venture as set forth above.  A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Limitation on Incorporation by Reference.

In accordance with General Instruction B.2 of Form 8−K, the information in this Form 8−K furnished pursuant to Item 7.01 shall not be deemed to be "filed" for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Exchange Act or Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01       Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description of Exhibit
10.1	Joint Venture Agreement dated May 10, 2010
99.1	Press Release dated May 10, 2010

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC BLUE ENERGY CORP.

Dated: May 10, 2010	By:	/s/ Joel Franklin
Joel Franklin
Chief Executive Officer